UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2024

Ellington Residential Mortgage REIT
(Exact name of registrant specified in its charter)

Maryland	001-35896	46-0687599
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (203) 698-1200

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares of Beneficial Interest, $0.01 par value per share	EARN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On April 3, 2024, Ellington Residential Mortgage REIT (the "Company") and Ellington Residential Mortgage Management LLC, the Company's manager, entered into amendments (the "Amendments") to each of the equity distribution agreements, dated as of November 14, 2023, by and among the Company and the Manager, on the one hand, and each of Citizens JMP Securities, LLC, Ladenburg Thalmann & Co. Inc., B. Riley Securities, Inc. and Armstrong Securities LLC (each, an "Agent" and, collectively, the "Agents"), respectively, on the other hand (prior to the Amendment, the "Existing Sales Agreements" and, as amended, the "Sales Agreements"). The Amendments modify the Existing Sales Agreement to amend certain representations and warranties and covenants in the Existing Sales Agreements as a result of the Company's recent announcement that its Board of Trustee's has approved a strategic transformation of the Company's investment strategy to focus on corporate collateralized loan obligations, and in connection therewith, the revocation of the Company’s election to be taxed as a real estate investment trust for U.S. federal income tax purposes and, further, that, subject to obtaining shareholder approval of certain matters, the Company intends to convert, later this year, to a closed end fund registered under the Investment Company Act of 1940, as amended, that would be treated as a regulated investment company under the Internal Revenue Code of 1986, as amended. In accordance with the terms of the Sales Agreements, common shares having a maximum aggregate offering price of up to $78.4 million (the "Shares") remain available for sale from time to time by the Company through the Agents.
Pursuant to the Sales Agreements, the Shares may be offered and sold through the Agents in transactions that are deemed to be "at the market" offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange or in negotiated transactions. The Agents will be entitled to compensation of up to an aggregate of 2.0% of the gross proceeds from the sale of the Shares sold under the Sales Agreements. The Company has no obligation to sell any of the Shares under the Sales Agreements and may at any time suspend solicitations and offers under the Sales Agreements.
The Shares will be issued pursuant to the Company's Registration Statement on Form S-3 (File No. 333-275162). The Company has filed a prospectus supplement, dated November 14, 2023, to the prospectus, dated November 7, 2023, with the Securities and Exchange Commission in connection with the offer and sale of the Shares from time to time in the future.
Armstrong Securities LLC ("Armstrong"), an agent in the offering, is an affiliate of the Company. As an Agent, Armstrong will receive compensation for the Shares sold in the offering, which compensation will not exceed, but may be less than, 2.00% of the gross sales price per share. The Agents and their affiliates have provided, and may in the future provide, investment banking, brokerage and other services to the Company in the ordinary course of business, and the Company paid, and expects to pay, customary fees and commissions for their services, respectively.
The foregoing description of the Amendments is not complete and is qualified in its entirety by reference to the form of the Amendments, a copy of which is attached hereto as Exhibit 1.1, and incorporated herein by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

1.1	Form of Equity Distribution Agreement Amendment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON RESIDENTIAL MORTGAGE REIT

Dated:	April 4, 2024	By:	/s/ Christopher Smernoff
Christopher Smernoff
Chief Financial Officer